Company Presentation March 2025 Skillful and Thoughtful Investing

2 Disclosures Forward Looking Statements Certain statements contained herein, other than historical fact, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements, including those regarding our near term and future growth, and benefits to our portfolio from the demand drivers in “Smile States”, are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward- looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company’s expectations, and investors should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and could materially affect the Company’s results of operations, financial condition, cash flows, performance or future achievements or events, including those described under the section titled Part I, Item 1A. “Risk Factors” of the Company's Annual Report on Form 10-K, a copy of which is available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Non-GAAP Measures This presentation contains certain financial information not derived in accordance with the United States generally accepted accounting principles (GAAP). These items include earnings before interest, income taxes, depreciation and amortization (EBITDA), EBITDA for real estate (EBITDAre), earnings before interest, income taxes, depreciation, amortization, rent, and management fees (EBITDARM), funds from operations (FFO), core funds from operations (Core FFO), adjusted funds from operations (AFFO), net debt, net operating income (NOI), cash NOI, and same store cash NOI, as well as ratios derived from the foregoing. These measures (and the methodologies used to derive them) may not be comparable to those used by other companies. Refer to the appendix for a detailed explanation of these terms and the reconciliations to the most directly comparable GAAP measures, as well as others appearing in this presentation. Management considers each item an important supplemental measure of operating and financial performance and believes they are frequently used by interested parties in the evaluation of real estate investment trusts. These measures should not be considered as alternatives, or superior measures, to net income or loss as an indicator of the Company's performance and should be considered only as a supplement to net income or loss and cash flows from operating, investing or financing activities as measures of profitability and/or liquidity, computed in accordance with GAAP. Unaudited Financial Information All quarterly information presented in this presentation is unaudited and should be read in conjunction with the Company’s audited consolidated financial statements (and the notes thereto) included in the Annual Report on Form 10-K, as filed with the SEC. 2

3 3 Michael A. Seton President and Chief Executive Officer Founder and Board Member Kay C. Neely Executive Vice President and Chief Financial Officer Miles F. Callahan Senior Vice President Capital Markets and Investor Relations Introductions Christopher K. Flouhouse Executive Vice President and Chief Investment Officer

4 Management with a History of Executing on Shareholder Friendly Initiatives Founding of Sila Realty Trust, Inc. 2014 Sale of predecessor company’s data center portfolio, $556.2M special cash distribution ($3.00/share) paid to predecessor company shareholders from the sale proceeds 2018 Merger with predecessor company and $178.8M cash consideration ($1.00/share) paid to predecessor company shareholders, creating size and scale of healthcare portfolio 2019 Internalization of management and rebranding to Sila Realty Trust, Inc. Cash paid for internalization was recouped in less than 2 years due to savings from asset management, property management, acquisition, disposition, and other fees 2020 Sale of Sila’s data center portfolio, $392.7M special cash distribution ($1.75/share) paid to Sila shareholders from data center sale proceeds 2021 Added new board members, bringing together a diverse array of backgrounds, experience, and perspectives 2022 Listed on the New York Stock Exchange, providing liquidity optionality, launched and concluded $50M modified “Dutch Auction” tender offer 2024 Founding of predecessor company 2010

5 Sila Realty Trust At a Glance Sila Realty Trust is a net lease REIT with a strategic focus on investing in the growing and resilient healthcare sector. (1) Excludes two undeveloped land parcels. (2) Net debt leverage ratio is calculated as net debt to enterprise value. (3) EBITDAre is annualized by taking the current month amount, removing lease termination income and other items that are not a result of normal operations, and multiplying by twelve months. (4) Liquidity represents cash and cash equivalents of $39.8 million and borrowing base availability on the Company’s credit facility of $500.0 million. See appendix for definition. All data as of December 31, 2024 • The only net lease REIT focused solely on investing in healthcare real estate • We strategically invest in a diverse array of assets along the healthcare continuum • Our overall institutional asset quality demonstrates the Company’s sourcing, asset selection, underwriting, and deal execution capabilities • Well-fortified balance sheet with a low to moderate leverage profile, positioning the Company for near-term and future portfolio growth • With a focus on the “Smile States,” our portfolio benefits from the fundamental demand drivers inherent in these markets What differentiates us? 9.7 Yrs Weighted Avg. Remaining Lease Term 96.0% Weighted Avg. Leased Rate 2.2% Weighted Avg. Contractual Annual Rent Escalation $2.2B Total Real Estate Investment at Cost 5.3M Rentable Square Feet 135 Properties(1) Portfolio Highlights 6.4x Interest Coverage Ratio 3.3x Net Debt to EBITDAre Ratio(3) 100% Unencumbered ABR $1.8B Enterprise Value $539.8M Liquidity(4) 26.5% Net Debt Leverage Ratio(2) Financial Highlights

6Reading Healthcare Facility, Pennsylvania Proven Track Record of Value Creation

7 Oklahoma Healthcare Facility VII Net Lease REIT Focused on High-Quality Healthcare Assets Healthcare trends are shifting patients to cost-effective, easy-to-access, healthcare settings, driving demand for strategic asset classes along the healthcare continuum. New Braunfels Healthcare Facility Brownsburg Healthcare Facility Reading Healthcare Facility Highest Acuity (Highest Cost Settings) Lowest Acuity (Lowest Cost Settings) Surgical and Specialty Facilities General Acute Care Hospitals Long-Term Acute Care Rehabilitation Behavioral Health Skilled Nursing Medical Outpatient Buildings Surgery Centers, Dialysis, Imaging, Dermatology Independent Living, Assisted Living, Memory Care Acute Care Post Acute Care Outpatient Senior Housing Current Investments Not Targeted for Investment

8 Geographic Diversification with a Focus on “Smile States” (1) Represents each state’s annualized December 2024 contractual base rent as a percentage of total annualized December 2024 contractual base rent. All data as of December 31, 2024 Top Five States by ABR(1) 28.6% Texas 7.3% Oklahoma 5.8% Louisiana 5.7% Arizona 5.1% California 64.9% “Smile States”

9 Asset Strategy and Platform Positioned for Growth • On-campus or off-campus facilities in retail-type locations • Strong visibility and access with ample parking • High growth areas near population clusters that are convenient to patients/customers • Near and convenient to the tenant’s patient referral sources • Large patient catchment areas Strategic Locations • Class A, recent construction or newly renovated properties, purpose built for healthcare services • Single or multi-tenant facilities with strong anchor tenants • Specialized facilities with substantial tenant buildout • Long-weighted average lease terms with annual rent escalations High Quality Facilities • Market leading providers with dominant market share • Strong financial foundation with high rent coverage ratios or other credit enhancements • Hospital or health system affiliations • Providers with demonstrated experience at adapting to the rapidly changing healthcare sector • Diverse payor mix Reliable Tenants Robust In-House Management Employee data as of February 19, 2025. Market and square feet data as of December 31, 2024. 49 Total Employees 2 Member Dedicated Credit Team 18 Acquisition, Asset and Property Management Team Members 65 Markets Managed Across the U.S. 5.3M Square Feet of Real Estate Managed

10 Broad Acquisition Sourcing Network Affords Opportunity to be Highly Selective Sila’s Acquisitions and Credit Underwriting teams evaluated over 350 healthcare investment opportunities in 2024. • We believe Relationships and reputation with tenants, brokers, and developers fostered from being a repeat buyer and significant player in the market are key to success and drive a mix of on- and off- market opportunities • Acquisitions and Credit Underwriting teams conduct in- depth reviews of the facilities, markets, and credit profiles of the obligors before presenting to senior management • Full in-depth analysis is conducted with management to determine pricing and if the opportunity fits the Company’s strategy • On-site property tours and tenant, guarantor, and/or sponsor interviews are conducted before closing Sourcing and Underwriting Medical Outpatient Buildings Inpatient Rehabilitation Facilities Other Healthcare Facilities Investment Opportunities Span Across Multiple Property Subtypes(1) >270 >35 >35 (1) Other Healthcare Facilities includes Surgical Facilities, Long- Term Acute Care Hospitals, Behavioral Healthcare Facilities, Transitional Care, Micro-Hospitals, Short-Term Acute Care Hospitals, and other healthcare subtypes. 77.8% Passed - Does Not Fit Investment Strategy 22.2% Presented to Management 5.7% LOI Sent to Seller 3.7% LOI Accepted 2.3% Closed 2024 Investment Opportunities Tucson V Weslaco Brownsburg Marana

11 Proven Acquisition Track Record (1) Excludes two undeveloped land parcels. (2) Total real estate investment at cost divided by properties owned, excluding land parcels. (3) Includes 60 healthcare properties acquired in merger with predecessor company for $1.2 billion. (4) Includes the sale of Sila’s 29 property data center portfolio for $1.3 billion. All data as of December 31, 2024. $2.2B Total Real Estate Investment at Cost $16.5M Avg. Acquisition Cost Per Property(2) 135 Properties(1) Acquisitions: + 3 Properties + $16M Dispositions: − 2 Properties − $58M 2020 Acquisitions: + 11 Properties + $105M 2018 Acquisitions: + 67 Properties + $1,302M(3) Dispositions: − 1 Property − $3M 2019 Acquisitions: + 4 Properties + $71M Dispositions: − 31 Properties − $1,333M(4) 2021 Acquisitions: + 7 Properties + $157M Dispositions: − 1 Property − $24M 2022 Acquisitions: + 2 Properties + $70M Dispositions: − 3 Properties − $271M 2023 Acquisitions: + 8 Properties + $164M Dispositions: − 4 Properties − $19M 2024 Portfolio 39,000 Avg Rentable Square Feet Per Property

Select Transactions Demonstrating Investment Strategy


$17.5M
Total Amount of Loans
Mezzanine Loans

Mezzanine Loans for Developments
Lynchburg, Virginia

- Two mezzanine loans for the development of an inpatient rehabilitation facility and behavioral healthcare facility, with loan amounts of $12.5 million and $5.0 million, respectively
- Loans closed November 2024
- Loans include purchase options for Sila for each property upon completion of construction
- ~62,500 SF inpatient rehabilitation facility and ~60,400 SF behavioral healthcare facility
- 100% pre-leased to a joint venture of leading healthcare operators/systems
- Being constructed by a leading national healthcare developer and general contractor


$28.3M
Purchase Price
Inpatient Rehabilitation Facility

Fort Smith Healthcare Facility
Fort Smith, Arkansas

- Acquired July 2024
- ~62,500 SF inpatient rehabilitation facility
- 100% leased to Mercy Rehabilitation Hospital
- Two-story, 50-bed facility built in 2021
- Tenant is a joint venture between Mercy Hospital Fort Smith, an affiliate of Mercy Health of Missouri, a large integrated healthcare system with over 5,000 staffed beds and 2,400 physicians, and Lifepoint Health, a leading national healthcare provider with 60 community hospitals and more than 60 rehabilitation behavioral health facilities


$10.5M
Purchase Price
Medical Outpatient Building

Reading Healthcare Facility
Reading, PA

- Acquired May 2024
- ~30,000 SF medical outpatient building
- 100% leased to Reading Behavioral Healthcare
- Two-story building on campus of 144-bed Tower Behavioral Health facility
- Tenant is joint venture between Acadia Healthcare, the largest provider of behavioral healthcare services in the U.S., and Tower Health, a not-for-profit regional healthcare system with leading-edge services in three acute care hospitals, a surgical hospital, and a children's hospital

Sila realty trust
12

NYSE Listing Day | June 13, 2024 Robust Portfolio Delivers Strong Operating and Financial Metrics

14 2.6% 2.8% 4.6% 5.0% 5.6% 5.6% 5.8% 6.9% 8.0% 15.8% Tenant Strength and Recognition (1) Based on annualized December 2024 contractual base rent. (2) Includes tenants under common control. (3) LifePoint Health, Inc., or LifePoint, is a partner in joint ventures that lease certain of our properties, with ownership percentages at each joint venture ranging from 49% to 51%, and is a 100% owner of the tenant entity at another property. The aggregate annualized base rent of the properties with any amount of LifePoint ownership is 9.3% of the total portfolio annualized base rent. However, LifePoint is not represented in our top ten tenants due to the Company’s determination of common control at each property, which includes consideration of both ownership percentages and credit ratings. Tenant Diversification(1)(2)(3) 15 Properties 7 Properties 9 Properties 9 Properties 8 Properties 8 Properties 2 Properties 2 Properties 2 Properties 2 Properties 64 Properties Top Ten Tenants 62.7% Percent of Portfolio 10.9 Yrs WALT 10.5% ABR Maturing in 5 Years $33.84 Average ABR/Leased SF

15 EBITDARM Coverage Ratio EBITDARM Coverage Ratio(1)(2) % of ABR by EBITDARM Coverage Ratio(1)(2)(4) % of ABR EBITDARM Coverage Medical Outpatient Building 15.6% 7.05x Inpatient Rehabilitation Facility 27.2% 4.22x Surgical and Specialty Facilities(3) 29.1% 5.41x Reporting Properties 71.9% 5.31x Non-Reporting Properties 28.1% Total Portfolio 100.0% (1) EBITDARM coverage ratios are based on the latest financial statements of tenants or guarantors available to the Company and are calculated on a trailing twelve-month basis. See appendix for definition. (2) Based on annualized December 2024 contractual base rent. (3) Surgical and Specialty Facilities includes Surgical Facilities, Long-Term Acute Care Hospitals, Behavioral Healthcare Facilities, Transitional Care, Micro-Hospitals and Short-Term Acute Care Hospitals. (4) Excludes non-reporting properties. All data as of December 31, 2024 1.8% 10.2% 10.6% 15.7% 4.5% 29.1% 0% 5% 10% 15% 20% 25% 30% < 1.00x 1.00x to 1.99x 2.00x to 2.99x 3.00x to 3.99x 4.00x to 4.99x ≥ 5.00x

16 Diversified and Secure Tenancy Sila’s 135 operating healthcare properties are well-diversified through tenancy and across the continuum of care, reducing overexposure to any single healthcare subtype. Property Type Diversification(1) (ABR(2), Properties) 37.6% 30.1% 32.3% Medical Outpatient Building Inpatient Rehabilitation Facility Surgical and Specialty Facilities 38.3% 28.6% 33.1% Investment Grade Rated Tenant/Guarantor or Affiliate Rated Tenant/Guarantor or Affiliate Non-Rated Tenant/Guarantor (1) Surgical and Specialty Facilities includes Surgical Facilities, Long-Term Acute Care Hospitals, Behavioral Healthcare Facilities, Transitional Care, Micro- Hospitals and Short-Term Acute Care Hospitals. (2) Based on annualized December 2024 contractual base rent. (3) All credit ratings from major credit rating agencies. Parent credit is used where tenant is not rated. All data as of December 31, 2024. Tenant Credit Profile(2)(3) Single/Multi-Tenant Concentrations 89.6% 10.4% 90.8% 9.2% Single Tenant Multi-Tenant ABR(2) Properties 88 27 20

17 Strong Operating Metrics from Long-Term Leases 9.7 Yrs Weighted Avg. Remaining Lease Term 96.0% Weighted Avg. Leased Rate 5.3M Rentable Square Feet 20.3% ABR Maturing in 5 Yrs 169 Total Leases(3) $32.72 Avg. ABR/Leased SF Tenant Lease Expiration Schedule(1) (1) The table includes a tenant who has been moved to the cash basis of accounting for revenue recognition purposes that have continued to make rental payments as of December 31, 2024. (2) Based on annualized December 2024 contractual base rent. (3) Master leases account for a single lease. 99.5% 99.4% 96.0% 2022 2023 2024 Portfolio Leased 0.0M 1.0M 2.0M $0M $20M $40M $60M $80M 2025 2027 2029 2031 2033 Thereafter S q u a re F e e t A B R (2) Annualized Base Rent Expiring Leased Square Feet Annual Lease Escalation Structure 11.2% 88.8% 13.3% 86.7% CPI Contractual ABR(2) Leases(3) 2.2% Weighted Avg. Contractual Annual Rent Escalation

Fortified Balance Sheet

FFO Payout Ratio (1)


77.7%
74.5%
77.3%
2022
2023
2024

AFFO Payout Ratio (1)


74.2%
68.8%
69.7%
2022
2023
2024

Net Debt / EBITDAre(2)


4.2x
2.1x
3.3x
2022
2023
2024

Net Debt Leverage Ratio(3)


23.7%
16.1%
26.5%
2022
2023
2024

Debt Maturity Schedule(4)


$275 M
$250 M
Term Loan
Term Loan
Undrawn $600 M Revolver
2025
2026
2027
2028
2029
2030

Interest Rate Swap Maturity Schedule(5)


$275 M
$250 M
January
March
2025
2026
2027
2028
2029
2030

$539.8M
Liquidity(6)

100%
Fixed Rate Debt(7)

100%
Unencumbered ABR

4.6%
Weighted Avg. Rate on O/S Debt

6.4x
Interest Coverage

4.3 Yrs
Weighted Avg. Loan Agreement Maturity(4)

(1) FFO Payout Ratio and AFFO Payout Ratio are calculated by dividing dividends paid by FFO or AFFO, respectively, for the period represented.
(2) EBITDAre is annualized by taking the current month amount, removing lease termination income and other items that are not a result of normal operations, and multiplying by twelve months.
(3) Net debt leverage ratio for 2022 and 2023 are calculated as net debt to adjusted fair value of real estate investments. As a result of the Company's listing on the NYSE on June 13, 2024, 2024 net debt leverage ratio for 2024 is calculated as net debt to enterprise value.
(4) Assumes the full exercise of all available extension options including two six-month options on the $600M revolver and two twelve-month options on the $250M term loan. Undrawn revolver reflects the new credit agreement executed February 18, 2025.
(5) As of December 31, 2024, the weighted average fixed interest rate on the swap agreements maturing in 2028 and 2029 was 2.83% and 3.76%, respectively.
(6) Liquidity represents cash and cash equivalents of $39.8 million and borrowing base availability on the Company's prior credit facility of $500.0 million.
(7) Variable rate debt fixed through interest rate swaps.
All data as of December 31, 2024, unless noted otherwise

Sila realty trust

18

19 Sila Demonstrates Strong Metrics Relative to Peers 9.7 Yrs 11.0 Yrs 5.7 Yrs SILA Net Lease Peer Average Healthcare Peer Average Long Lease Term 96.0% 99.3% 92.4% SILA Net Lease Peer Average Healthcare Peer Average Portfolio Leased 3.3x 5.0x 6.3x SILA Net Lease Peer Average Healthcare Peer Average Low Leverage (Net Debt / EBITDAre) 99.9% 97.6% 78.7% SILA Net Lease Peer Average Healthcare Peer Average High Triple Net Lease Exposure Source of peer metrics: Earnings Supplementals, SEC filings, and other publicly available information. Net Lease peers include: EPRT, BNL, NTST and NNN. Healthcare peers include: CHCT, DOC, GMRE and HR. All data as of December 31, 2024

NYSE Listing Day | June 13, 2024 Experienced Leadership Team

21 Experienced Management Team Michael A. Seton President and Chief Executive Officer • 30+ years of experience in real estate investment and finance, completing billions of dollars in real estate transactions • Formerly served as Managing Director and Division Head of Originations at Eurohypo AG (now part of Commerzbank AG) and began his career at The Sumitomo Bank Kay C. Neely Executive Vice President and Chief Financial Officer • 25+ years of experience in real estate accounting, finance and operations • Career began with KPMG LLP, responsible for various functions within the audit practice including oversight of engagements for public and private entities, primarily in the real estate sector, including REITs and investment funds Christopher K. Flouhouse Executive Vice President and Chief Investment Officer • 25+ years of investment banking experience, including public company corporate finance, institutional investor strategies, equity listings, and strategic transactions and financings • Formerly served at Wells Fargo Securities as Managing Director and Head of Real Estate, Gaming & Lodging Equity Capital Markets, responsible for equity capital markets transactions for real estate, gaming and lodging Samuel W. Brannan Senior Vice President and Chief Accounting Officer • 12+ years of experience in public and corporate accounting • Began his career with PwC in the audit practice providing assurance services to financial services clients, followed by Blackstone where he was responsible for the financial reporting and accounting for a publicly traded mortgage real estate investment trust Miles F. Callahan Senior Vice President – Capital Markets and Investor Relations • 15+ years of experience in real estate financing, underwriting, and banking • Previously managed both commercial and residential development loans with U.S. Bank on its construction lending team and has since served in many capacities since joining the Company in 2013 W. Todd Jensen Senior Vice President – Acquisitions • 25+ years of experience in healthcare real estate acquisition and development • Previously served as an executive of a series of public, non-traded healthcare REITs where he helped to raise and invest $5 billion in five years, list a company on the NASDAQ stock exchange, and ultimately sell it to an S&P 500 REIT

22 Robust Corporate Governance Led by Experienced Board of Directors * Denotes Independent Director Jonathan Kuchin, Chairman of the Board* Member of Audit Committee • Formerly Tax Partner at PWC - Focused on public and private REITS, SEC reporting for public REITS and income tax accounting • Prior experience includes accounting for IPOs, public financings, mergers and acquisitions Michael A. Seton, Director President and Chief Executive Officer of Sila Realty Trust, Inc. • Led Sila Realty Trust, Inc. and its predecessors since their founding • Previously served as Managing Director and Division Head at Eurohypo AG, now part of Commerzbank AG, leading in the origination, structuring, closing, and syndication of real estate findings for private developers, real estate companies, and trusts Z. Jamie Behar, Director* Audit Committee Chair and Member of Nominating & Corporate Governance Committee • Board member for Armour Residential REIT, Shurgard Self Storage, and Benefit Street Partners Multifamily Trust • Former board member of Sunstone Hotel Investors, Forest City Realty Trust, Gramercy Property Trust, and Broadstone Real Estate Access Fund • Formerly Managing Director for GM Investment Management Corp, previously serving as Portfolio Manager and responsible for the management of approximately $12 Billion of primarily private and publicly traded real estate Adrienne Kirby, Director* Compensation Committee Chair and Member of Nominating & Corporate Governance Committee • Board member of Greenway Health and Doctivity Health • Formerly Executive Chairman and CEO of Cooper University Health Care where she led the implementation and transformation from a safety net hospital to a regional academic tertiary care center and medical school Verett Mims, Director* Member of Audit Committee and Compensation Committee • Board member of Sunstone Hotel Investors and the Steppenwolf Theatre of Chicago • CFO at Blum Capital Partners, LP, responsible for Financial, Operations, Compliance, and Tax functions of the firm • Previously Assistant Treasurer at The Boeing Company where she oversaw their Global Treasury and International Finance Operations Roger Pratt, Director* Nominating & Corporate Governance Committee Chair and Member of Compensation Committee • Formerly Managing Director for Prudential Real Estate Investors where he oversaw the global management of over $50 Billion in gross assets • Also serves on the Wood Center Real Estate Studies Advisory Board at the University of NC, the Board of Directors of the Schumann Fund for NJ, and the Board of Directors of The George Washington University Museum and The Textile Museum in Washington, D.C.

23 23 Commitment to Corporate Governance ✓ Experienced Board of Directors, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee ✓ Majority independent Board of Directors (83%), who bring a diverse array of backgrounds, experience, and perspectives ✓ 10+ years as an SEC registrant (since inception) Board Composition ✓ Non-staggered annual elections of Board of Directors ✓ Committee Charters (available on website) ✓ Code of Business Conduct and Ethics (available on website) Board Procedures ✓ Insider trading and minimum stock ownership policies ✓ Annual certifications and adherence to Company policies ✓ Whistleblower policy in place ✓ Clawback Policy for executive officers Board Policies DELETE?

Marana Healthcare Facility, Arizona Appendix

Sila
realty trust
10:02
NYSE
QUATTRO M
SILA

Non-GAAP Measures and Definition of Terms

Adjusted Fair Value of Real Estate Investments

Adjusted fair value of real estate investments is calculated using the real estate values determined as of the most recent NAV (as defined below), adjusted for property acquisitions and dispositions, major capital expenditures, and impairments.

Contractual Annualized Base Rent (ABR)

The sum of each tenant's contractual base rent in the last month of the period multiplied by twelve months, unless otherwise specified.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and EBITDA for Real Estate (EBITDAre)

These supplemental non-GAAP performance measures are defined as net income or loss, calculated in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization. EBITDAre also includes adjustments for impairments of real estate assets, losses from the disposition of properties, and gains from the disposition of properties. EBITDAre is a definition promulgated by the National Association of Real Estate Investment Trusts (NAREIT). The Company believes these metrics are important indicators of the Company's operating performance and its ability to service debt.

The following is a reconciliation of net income (loss) attributable to common stockholders, which is the most directly comparable GAAP financial measure, to EBITDA and EBITDAre for the following periods (amounts in thousands):

	Year Ended			Three Months Ended			
	December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Net income (loss) attributable to common stockholders	$ 42,657	$ 24,042	$ (7,978)	$ 11,114	$ 11,935	$ 4,628	$ 14,980
Adjustments:							
Interest expense[(1)]	21,220	23,110	24,077	5,265	5,468	5,193	5,294
Depreciation and amortization	74,754	74,293	77,199	17,745	17,865	20,246	18,898
EBITDA	$ 138,631	$ 121,445	$ 93,298	$ 34,124	$ 35,268	$ 30,067	$ 39,172
Gain on real estate dispositions	(341)	(22)	(460)	(265)	-	-	(76)
Impairment and disposition losses	1,210	24,252	47,424	-	792	418	-
EBITDAre	$ 139,500	$ 145,675	$ 140,262	$ 33,859	$ 36,060	$ 30,485	$ 39,096

(1) Interest expense for the three months ended March 31, 2024, and the year ended December 31, 2024, includes loss on extinguishment of debt of $0.2 million in connection with the pay-off of our prior term loan agreement. Interest expense for the year ended 2022 includes loss on extinguishment of debt of $3.4 million in connection with the repayment of our prior credit facility.

25

26 Non-GAAP Measures and Definition of Terms Earnings Before Interest, Taxes, Depreciation, Amortization, Rent and Management Fees (EBITDARM) The Company utilizes EBITDARM, a supplemental non-GAAP performance measure, to evaluate the core operations of our tenants and/or guarantors (together, the “Obligor”) of our properties. An Obligor’s reported EBITDARM may be adjusted for certain non-recurring items or items not core to operations. Management believes such adjustments are reasonable and necessary to evaluate Obligor performance. Most Obligor financial statements are unaudited, and we have not independently verified any financial information received from Obligors and, therefore, we cannot confirm that such information is accurate or complete. EBITDARM Coverage Represents the ratio of EBITDARM of our reporting Obligors, divided by either (i) in the case of tenant individual property level reporting, the rent payable to the Company for the related period, or (ii) in the case of tenant multiple property level reporting, or in the case of guarantor reporting, total rent reported in its financial statements. EBITDARM Coverage is one indicator of an Obligor’s ability to generate sufficient cash flows to cover its rental obligations. This ratio is based on the latest financial statements available to the Company and is calculated on a trailing twelve-month basis, when available and appropriate. For reporting purposes, the ratio for each Obligor is then weighted based on the annualized base rent of the reporting property. Properties for which Obligor financial statements are excluded include those (i) that are either not available or not sufficiently detailed, (ii) that are management services organizations, (iii) where the Obligor has filed for bankruptcy, or (iv) properties which are not stabilized. Properties with new operations are considered stabilized only upon the earlier to occur of (i) the Obligor generating a 1.25x EBITDARM Coverage ratio, or (ii) twenty-four months after the property has been open for operations.

27 Non-GAAP Measures and Definition of Terms Enterprise Value Enterprise value represents market capitalization plus net debt. Funds from Operations (FFO), Core FFO, and Adjusted FFO (AFFO) FFO, a non-GAAP financial measure, is calculated consistent with NAREIT’s definition, as net income (loss) (calculated in accordance with GAAP), excluding gains from sales of real estate assets, impairment of real estate assets and disposition losses from sales of real estate assets, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company does not have any investments in unconsolidated partnerships or joint ventures. The Company believes FFO provides a useful understanding of our performance to investors and to our management, and when compared to year over year, FFO reflects the impact on our operations from trends in occupancy. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful. The Company believes Core FFO, a non-GAAP financial measure, is a supplemental financial performance measure that provides investors with additional information to understand the Company’s sustainable performance. The Company calculates Core FFO by adjusting FFO to remove the effect of certain GAAP non-cash income and expense items, unusual and infrequent items that are not expected to impact its operating performance on an ongoing basis, items that affect comparability to prior periods and/or items that are not related to its core real estate operations. Excluded items include listing-related expenses, severance, write-off of straight-line rent receivables related to prior periods, accelerated stock-based compensation, amortization of above- and below-market lease intangibles (including ground leases) and loss on extinguishment of debt. Other REITs may use different methodologies for calculating Core FFO and, accordingly, the Company’s Core FFO may not be comparable to other REITs. The Company believes AFFO, a non-GAAP financial measure, is a supplemental financial performance measure that provides investors appropriate supplemental information to evaluate the ongoing operations of the Company. AFFO is a metric used by management to evaluate the Company's dividend policy. The Company calculates AFFO by further adjusting Core FFO for the following items: deferred rent, current period straight-line rent adjustments, amortization of deferred financing costs and stock-based compensation. Other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs. FFO, Core FFO and AFFO should not be considered to be more relevant or accurate than the GAAP methodology in calculating net income (loss) or in its applicability in evaluating the Company’s operational performance. The method used to evaluate the value and performance of real estate under GAAP should be considered a more relevant measure of operating performance and more prominent than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO. The following is a reconciliation of net income (loss) attributable to common stockholders, which is the most directly comparable GAAP financial measure, to FFO, Core FFO and AFFO for the following periods (amounts in thousands):

CITADEL | Securities
SILA
LISTED
NYSE
Sila
realty trust

Non-GAAP Measures and Definition of Terms

Funds from Operations (FFO), Core FFO, and Adjusted FFO (AFFO) (Cont'd)

	Year Ended			Three Months Ended			
	December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Net income (loss) attributable to common stockholders	$ 42,657	$ 24,042	$ (7,978)	$ 11,114	$ 11,935	$ 4,628	$ 14,980
Adjustments:							
Depreciation and amortization of real estate assets	74,660	74,202	77,099	17,722	17,841	20,222	18,875
Gain on dispositions of real estate	(341)	(22)	(460)	(265)	-	-	(76)
Impairment and disposition losses	1,210	24,252	47,424	-	792	418	-
FFO[1]	$ 118,186	$ 122,474	$ 116,085	$ 28,571	$ 30,568	$ 25,268	$ 33,779
Adjustments:							
Listing-related expenses	3,012	-	-	-	32	2,924	56
Severance	1,885	1,401	889	19	3	-	1,863
Write-off of straight-line rent receivables related to prior periods	-	3,268	2,434	-	-	-	-
Accelerated stock-based compensation	936	318	402	61	12	-	863
Amortization of above (below) market lease intangibles, including ground leases, net	1,778	1,386	1,044	347	183	1,877	(629)
Loss on extinguishment of debt	228	-	3,367	-	-	-	228
Core FFO[1]	$ 126,025	$ 128,847	$ 124,221	$ 28,998	$ 30,798	$ 30,069	$ 36,160
Adjustments:							
Deferred rent[2]	3,510	1,644	1,535	456	333	333	2,388
Straight-line rent adjustments	(5,555)	(5,465)	(9,695)	(1,788)	(1,294)	(1,297)	(1,176)
Amortization of deferred financing costs	2,185	1,665	1,679	578	578	577	452
Stock-based compensation	4,914	5,966	3,778	1,991	1,299	1,163	461
AFFO[1]	$ 131,079	$ 132,657	$ 121,518	$ 30,235	$ 31,714	$ 30,845	$ 38,285

(1) *The year ended December 31, 2023, includes $5.7 million of gross lease termination fee income received, and the three months ended March 31, 2024, and year ended December 31, 2024, include $4.1 million of lease termination fee income received.*

(2) *The three months ended March 31, 2024, and year ended December 31, 2024, include a $2.0 million severance fee received from GenesisCare USA, Inc., and its affiliates, or GenesisCare, in exchange for the 10 properties removed from the master lease, or the Severed Properties, and will be recognized in rental revenues over the remaining GenesisCare amended master lease term.*

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TGH
REHABILITATION
HOSPITAL

Non-GAAP Measures and Definition of Terms

Liquidity

A financial metric that represents the outstanding cash and cash equivalents combined with the remaining borrowing base availability on the Company's credit facility at a point in time.

Market Capitalization

The total number of outstanding shares of the Company's common stock, restricted stock, and performance-based deferred stock units as of period end multiplied by the closing price per share of the Company's common stock on the New York Stock Exchange as of period end.

Net Asset Value (NAV)

NAV is determined by the board of directors, at the recommendation of the Company's audit committee, and based on the estimated fair value of the Company's assets, less the estimated fair value of the Company's liabilities, divided by the number of shares outstanding on a diluted basis. This valuation is performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives in April 2013, in addition to guidance from the SEC. The Company used the NAV in effect as of the applicable period presented within this presentation.

Net Debt

Net debt, a non-GAAP financial measure, represents principal debt outstanding less cash and cash equivalents. Net debt provides useful information by calculating and monitoring the Company's leverage metrics.

The following is a reconciliation of total credit facility debt, net, which is the most directly comparable GAAP financial measure to net debt, for the following periods (amounts in thousands):

	As of			As of		
	December 31, 2024	December 31, 2023	December 31, 2022	September 30, 2024	June 30, 2024	March 31, 2024
Total credit facility debt, net	$ 521,921	$ 523,153	$ 580,588	$ 521,611	$ 521,301	$ 521,009
Deferred financing costs, net	3,079	1,847	2,412	3,389	3,699	3,991
Principal debt outstanding	525,000	525,000	583,000	525,000	525,000	525,000
Less: cash and cash equivalents	39,844	202,019	12,917	28,606	86,971	90,242
Net Debt	$ 485,156	$ 322,981	$ 570,083	$ 496,394	$ 438,029	$ 434,758

Sila realty trust

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30 Non-GAAP Measures and Definition of Terms Net Operating Income (NOI), Cash NOI and Same Store Cash NOI NOI, a non-GAAP financial measure, is defined as rental revenue, less rental expenses, on an accrual basis. Cash NOI is calculated to exclude the impact of GAAP adjustments to rental revenue and rental expenses, consisting of straight-line rent adjustments, net of write- offs, amortization of above- and below-market lease intangibles (including ground leases), and internal property management fees, then including deferred rent received in cash, and is used to evaluate the cash-based performance of the Company’s real estate portfolio. Same store Cash NOI is calculated to exclude non-same store cash NOI. The Company believes that NOI and Cash NOI both serve as useful supplements to net income (loss) because they allow investors and management to measure unlevered property-level operating results and to compare these results to the comparable results of other real estate companies on a consistent basis. The Company uses both NOI and Cash NOI to make decisions about resource allocations and to assess the property-level performance of the real estate portfolio. As an indicator of financial performance, neither metric should be considered as an alternative to net income (loss), determined in accordance with GAAP. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results, both metrics should be evaluated in conjunction with net income (loss) as presented in the consolidated financial statements included on the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2024. The following is a reconciliation from net income (loss) attributable to common stockholders, which is the most directly comparable GAAP financial measure, to NOI, Cash NOI and Same Store Cash NOI, for the following periods (amounts in thousands):

LOYOLA MEDICINE
Sila
realty trust

Non-GAAP Measures and Definition of Terms

Net Operating Income (NOI), Cash NOI and Same Store Cash NOI (Cont'd)

	Year Ended		Three Months Ended	
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Rental revenue	$ 186,856	$ 189,065	$ 46,545	$ 45,914
Rental expenses	(23,138)	(20,196)	(5,912)	(5,468)
Net operating income	163,718	168,869	40,633	40,446
Adjustments:				
Straight-line rent adjustments, net of write-offs	(5,555)	(2,197)	(1,788)	293
Amortization of above (below) market lease intangibles, including ground leases, net	1,778	1,386	347	276
Internal property management fee	5,139	5,250	1,312	1,332
Deferred rent(1)	3,510	1,644	456	456
Cash NOI(1)(2)	168,590	174,952	40,960	42,803
Non-same store cash NOI(2)(3)	(21,133)	(28,888)	(3,168)	(4,759)
Same store cash NOI(4)	147,457	146,064	37,792	38,044
Listing-related expenses	(3,012)	-	-	-
General and administrative expenses	(25,336)	(23,896)	(7,015)	(7,418)
Depreciation and amortization	(74,754)	(74,293)	(17,745)	(18,841)
Impairment and disposition losses	(1,210)	(24,252)	-	(17,544)
Gain on dispositions of real estate	341	22	265	-
Interest and other income	4,130	702	241	532
Interest expense	(21,220)	(23,110)	(5,265)	(6,171)
Straight-line rent adjustments, net of write-offs	5,555	2,197	1,788	(293)
Amortization of above (below) market lease intangibles, including ground leases, net	(1,778)	(1,386)	(347)	(276)
Internal property management fee	(5,139)	(5,250)	(1,312)	(1,332)
Deferred rent(1)	(3,510)	(1,644)	(456)	(456)
Non-same store cash NOI(2)(3)	21,133	28,888	3,168	4,759
Net income (loss) attributable to common stockholders	$ 42,657	$ 24,042	$ 11,114	$ (8,996)

(1) The year ended December 31, 2024, includes a $2.0 million severance fee received from GenesisCare in exchange for the Severed Properties, and will be recognized in rental revenues over the remaining GenesisCare amended master lease term.

(2) The years ended December 31, 2024, and December 31, 2023, include $4.1 million and $5.7 million, respectively, of lease termination fee income received.

(3) The year ended December 31, 2024, includes $1.5 million of the total $2.0 million severance fee received from GenesisCare in exchange for the Severed Properties, and will be recognized in rental revenues over the remaining GenesisCare amended master lease term.

(4) The year ended December 31, 2024, includes $0.5 million of the total $2.0 million severance fee received from GenesisCare in exchange for the Severed Properties, and will be recognized in rental revenues over the remaining GenesisCare amended master lease term.

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32 Non-GAAP Measures and Definition of Terms Remaining Lease Term The number of periods remaining in each tenant’s lease, calculated on a weighted average basis using annualized base rent. Rent Escalation The amount of base rent increases that are included within each tenant’s lease, calculated on a weighted average basis using contractual annualized base rent, excluding leases tied to the consumer price index (CPI). Same Store Properties Operating properties that were owned and operated for the entirety of all calendar periods being compared, excluding properties under development, redevelopment, or classified as held for sale. To evaluate properties on a comparable basis, management analyzes metrics of same store properties in order to assess the core operations of the portfolio. By evaluating same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and the effects of new acquisitions and dispositions on net income (loss). Total Real Estate Investments at Cost Represents the contractual purchase price of real estate properties acquired, including capitalized acquisition costs, and capital expenditures incurred since acquisition, reduced by the cost basis of properties sold.

Contact Information Corporate Address www.SilaRealtyTrust.com 1001 Water Street Suite 800 Tampa, FL 33602 Miles Callahan Senior Vice President, Capital Markets & Investor Relations IR@silarealtytrust.com